SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2002

                            THE KEITH COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)

            California                000-26561               33-0203193
   (State or Other Jurisdiction      (Commission             (IRS Employer
         of Incorporation)          File Number)          Identification No.)

                               19 Technology Drive
                            Irvine, California 92618
                    (Address of Principal Executive Offices)

                                 (949) 923-6000
                         (Registrant's Telephone Number)


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Item 5. OTHER EVENTS.

     Effective October 23, 2000, the Securities and Exchange Commission (the "SEC") adopted new rules relating to insider trading. These rules were adopted in connection with the much-publicized adoption of Regulation FD. One of these new rules, Rule 10b5-1 of the Securities Exchange Act of 1934, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material nonpublic information and that otherwise comply with the requirements of Rule 10b5-1. According to the SEC, this new provision "is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision [and] will provide appropriate flexibility to those who would like to plan securities transactions in advance at a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information."

     On December 6, 2002, certain members of our executive management team entered into established written trading plans under Rule 10b5-1, relating to future sales of our common stock. Under Rule 10b5-1, these sales will be deemed not to be made "on the basis of" material nonpublic information because our executives were not aware of any material non-public information when each of them adopted his plan. The executives entering into Rule 10b5-1 plans are: Aram
H. Keith, Chief Executive Officer and Chairman of the Board, Eric C. Nielsen, President and Chief Operating Officer, and Gary C. Campanaro, Chief Financial Officer and Secretary.

     Pursuant to Mr. Keith's trading plan, Mr. Keith has instructed his broker to sell, during the period between January 15, 2003 and December 16, 2003, two thousand (2,000) shares of our common stock on the 15th and 16th day of each month if the per share price of our common stock is equal to or greater than $12.00. If the 15th or 16th day of any month is not a trading day, then the sale may occur on the next succeeding trading day. Accordingly, under his trading plan, which terminates on December 16, 2003, Mr. Keith may sell up to 48,000 shares of our common stock.

     Pursuant to Mr. Nielsen's trading plan, Mr. Nielsen has instructed his broker to sell beginning January 5, 2003, an aggregate of 10,000 shares of our common stock, subject to the following daily sale amount limitations: 200 shares of our common stock if the per share price is between $12.00 and $14.99; 300 shares of our common stock if the per share price is between $15.00 and $17.99; 500 shares of our common stock if the per share price is between $18.00 and $20.99; and 800 shares of our common stock if the per share price is $21.00 or higher. Pursuant to Mr. Nielsen's trading plan, a sale may be made on the 5th day of each month, and if the 5th is not a trading day, then on the next succeeding trading day. The plan terminates upon the sale of 10,000 shares of our common stock.

     Pursuant to Mr. Campanaro's trading plan, Mr. Campanaro has instructed his broker to sell, beginning January 10, 2003, an aggregate of 8,500 shares of our common stock, subject to the following daily sale amount limitations: 150 shares of our common stock if the per share price is between $12.00 and $14.99; 250 shares of our common stock if the per share price is between $15.00 and $17.99; 500 shares of our common stock if the per share price is between $18.00 and $20.99; and 750 shares of our common stock if the per share price is $21.00 or higher. Pursuant to



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Mr. Campanaro's trading plan, a sale may be made on the 10th day of each month, and if the 10th is not a trading day, then on the next succeeding trading day. The plan terminates upon the sale of 8,500 shares of our common stock.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2002                       THE KEITH COMPANIES, INC.


                                        By: /S/ GARY C. CAMPANARO
                                           -------------------------------------
                                           Gary C. Campanaro
                                           Chief Financial Officer and Secretary



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